UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices)(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Form 8-K of Bed Bath & Beyond Inc. (the “Company”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023. The amendment is being filed to include (i) a description of the Company’s convertible Series A preferred stock, par value $0.01 per share and stated value of $10,000 per share (the “Series A Convertible Preferred Stock”), warrants (the “Preferred Stock Warants”) to purchase shares of Series A Convertible Preferred Stock and warrants (the “Common Stock Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “common stock”), in each case issued on February 7, 2023, and (ii) as Exhibit 10.1 hereto, the Second Amendment (including Amended Credit Facility) dated February 7, 2023 to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2023, the Company issued (i) 23,685 shares of Series A Convertible Preferred Stock, (ii) 84,216 Preferred Stock Warrants and (iii) 95,387,533 Common Stock Warrants pursuant to the the Underwriting Agreement, dated February 7, 2023, between the Company and B. Riley Securities, Inc., as underwriter. If the holder of a Common Stock Warrant also holds Preferred Stock Warrants, then the number of shares of common stock issuable upon the exercise of the Common Stock Warrant held by such investor shall automatically increase on each exercise date of the Preferred Stock Warrant, on a share by share basis, by 50.0% of the aggregate number of share of common stock then issuable upon conversion of the Series A Convertible Preferred Stock issued to the holder in each exercise of the holder’s Preferred Stock Warrant at the Alternate Conversion Price (as defined below).

Each Common Stock Warrant is immediately exercisable at any time at the option of the holder for one share of common stock at an exercise price of $6.15 per share and will expire five years from the issuance date. If at the time of exercise of the Common Stock Warrant a registration statement is not effective for the issuance of all of the shares of common stock issuable upon exercise of the Common Stock Warrant, the holder may, in its sole discretion, exercise the Common Stock Warrant on a cashless basis. Whether or not a registration statement is effective, the holder may exercise the Common Stock Warrant on an “alternate cashless exercise” basis, in which case the number of shares of common stock issuable will equal the product of (x) the number of shares of common stock then issuable upon exercise and (y) 0.65. The holder of a Common Stock Warrant will be entitled to participate in dividends and other distributions of assets by the Company to its holders of common stock as though the holder then held common stock. In addition, if the Company grants certain securities or other property to the holders of common stock, then the holder of the Common Stock Warrant will be entitled to acquire the aggregate purchase rights the holder could have acquired if the holder then held common stock.

Each Preferred Stock Warrant is immediately exercisable at any time at the option of the holder for one share of Series A Convertible Preferred Stock (such shares, the “Warrant Preferred Shares”) at an exercise price of $9,500 per share, subject to adjustment, and will expire one year from the issuance date. At any time on or after February 27, 2023, so long as (I) no Equity Conditions Failure (as defined in the Preferred Stock Warrants) then exists (unless waived in writing by the holder) and (II) no Forced Exercise (as defined below) (unless waived in writing by the holder) has occurred in the twenty (20) trading day period immediately prior to the applicable date of determination, the Company will have the right to require the holder to exercise the Preferred Stock Warrants into a number of Warrant Preferred Shares equal to the holder’s pro rata amount of 10,527 Warrant Preferred Shares, less any shares voluntarily exercised by the holder (a “Forced Exercise”). In the event a Bankruptcy Triggering Event (as defined in the Certificate of Amendment) occurs, the Company will have no right to effect a Forced Exercise unless such Bankruptcy Triggering Event has been waived by the holder.

The foregoing description of the Common Stock Warrants and the Preferred Stock Warrants does not purport to be complete and is qualified in its entirety by reference to the full texts of the Form of Warrant to Purchase Common Stock of the Company and the Form of Warrant to Purchase Series A Convertible Preferred Stock of the Company, which are filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2023, the Company submitted the Certificate of Amendment (the “Certificate of Amendment”) establishing the Series A Convertible Preferred Stock with the New York Department of State to establish the voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock. The Certificate of Amendment became effective upon filing.

The Series A Convertible Preferred Stock is convertible at any time at the option of the holder into shares of common stock at a fixed conversion price of $6.15 per common share (the “Conversion Price”). However, at any time at the option of the holder, the Series A Convertible Preferred Stock may be converted into shares of common stock at a conversion price at the lower of (i) the applicable Conversion Price in effect on the applicable conversion date and (ii) the greater of (x) $0.7160 and (y) 92.0% of the lowest volume-weight average price (“VWAP”) of the common stock on the Nasdaq Global Select Market during the ten consecutive trading day period ending and including the trading day a conversion notice is delivered (the “Alternate Conversion Price”). The Company will provide each holder of Series A Convertible Preferred Stock with notice of certain triggering events as a result of which the holder may choose to convert the Series A Convertible Preferred Stock they hold into shares of common stock at the Alternate Conversion Price for the Triggering Event Conversion Right Period (as defined in the Certificate of Amendment). In the event a Bankruptcy Triggering Event (as defined in the Certificate of Amendment) occurs, the Company will be required to redeem, in cash, the Series A Convertible Preferred Stock at a redemption price based on a required premium, as described in the Certificate of Amendment.

The foregoing description of the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

The information set forth under Item 1.01 above regarding the Common Stock Warrants and the Preferred Stock Warrants is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the receipt of the full amount of gross proceeds from such financing transactions on the anticipated terms or at all,; the Company’s ability to use proceeds from such financing transactions to pay down outstanding debt obligations and operate its business; the Company’s ability to regain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plan; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarters ended August 27, 2022 and November 26, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment for Series A Convertible Preferred Stock.

4.1	Form of Warrant to Purchase Common Stock of Bed Bath & Beyond Inc.

4.2	Form of Warrant to Purchase Series A Convertible Preferred Stock of Bed Bath & Beyond Inc.

10.1	Second Amendment (including Amended Credit Facility) dated February 8, 2023 to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among Bed Bath & Beyond Inc., certain of Bed Bath & Beyond Inc.’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC. (Registrant)
Date: February 10, 2023

	By:	/s/ David M. Kastin
	By:	David M. Kastin
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary